UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 8.01.	Other Events.

On February 27, 2020, Ocean Power Technologies, Inc. (the “Company”) issued a press release announcing that the prototype for its newest product, the hybrid PowerBuoy®, is in production at its New Jersey facility. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On February 28, 2020, the Company issued a press release announcing the signing of a letter of intent with Taiwan-based BAP Precision, Inc. (“BAP”) to provide PowerBuoy® joint surveillance solutions for government agency contract pursuits for policing territorial waters. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

*99.1	Press release dated February 27, 2020 regarding the announcement that the prototype for the Company’s newest product, the hybrid PowerBuoy®, is in production at its New Jersey facility.

*99.2	Press release dated February 28, 2020 regarding the announcement of the signing of a letter of intent with Taiwan-based BAP Precision, Inc. (“BAP”) to provide PowerBuoy® joint surveillance solutions for government agency contract pursuits for policing territorial waters.

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer

Exhibit Index

99.1	Press release dated February 27, 2020 regarding the announcement that the prototype for the Company’s newest product, the hybrid PowerBuoy®, is in production at its New Jersey facility.

99.2	Press release dated February 28, 2020 regarding the announcement of the signing of a letter of intent with Taiwan-based BAP Precision, Inc. (“BAP”) to provide PowerBuoy® joint surveillance solutions for government agency contract pursuits for policing territorial waters.